Exhibit 5.1

April 30, 2010

EQT Corporation
EQT Plaza
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Attention: Lewis B. Gardner, Esq.
Vice President and General Counsel

Ladies and Gentlemen:

We have acted as counsel to EQT Corporation, a Pennsylvania corporation (the “Corporation”), in connection with the proposed issuance by the Corporation of up to 4,976,270 shares (the “Selling Shareholders’ Shares”) of the Corporation’s common stock, no par value, in connection with the Corporation’s filing of a prospectus supplement, dated April 30, 2010, and the accompanying prospectus, dated December 19, 2007, filed pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (collectively, the “Prospectus Supplement”), covering the offering and potential resale by the Selling Shareholders named therein of 4,976,270 Selling Shareholders’ Shares. The Prospectus Supplement forms a part of the Registration Statement on Form S-3 (Registration No. 333-148154) filed by the Corporation under the Securities Act of 1933 (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) on December 19, 2007 (the “Registration Statement”).

We have examined and relied upon the Prospectus Supplement, the Registration Statement, the purchase agreements between the Corporation and the various sellers of assets named therein, the Restated Articles of Incorporation and the Bylaws of the Corporation, certain resolutions of the Board of Directors of the Corporation and/or committees thereof relating to the original issuance and sale of the Selling Shareholders’ Shares as provided to us by the Corporation, and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Corporation. As to any facts material to the opinion expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Corporation and of its officers, directors and other representatives.

We have assumed that, other than with respect to the Corporation, all of the documents referred to in this opinion letter have been duly authorized by, have duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing, we are of the opinion that the Selling Shareholders’ Shares are duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the Business Corporation Law of the Commonwealth of Pennsylvania.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is being duly delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.  We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to a Current Report on Form 8-K and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

It is understood that this opinion is to be used only in connection with the resale of the Selling Shareholders’ Shares by the Selling Shareholders while the Registration Statement is in effect.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By:	/s/ Lewis U. Davis, Jr.
Lewis U. Davis, Jr.